Exhibit 99.1

M/I HOMES
ANNOUNCES PUBLIC OFFERING
OF COMMON SHARES

Columbus, Ohio (May 18, 2009) - M/I Homes, Inc. (NYSE:MHO) (the “Company”) announced today a proposed public offering of 4,000,000 of its common shares.  All shares are being offered by M/I Homes, Inc.  The Company will grant the underwriters an option to purchase up to an additional 600,000 common shares to cover over-allotments, if any.  M/I Homes plans to use the proceeds received from this offering for general corporate purposes.

The offering will be made through an underwriting syndicate led by Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint-book running managers.

The common shares will be offered only pursuant to a prospectus supplement, to an effective registration statement (including a prospectus) filed August 4, 2008.  A preliminary prospectus supplement related to the offering will be filed with the Securities and Exchange Commission and is available on the SEC’s website www.sec.gov.

A copy of the prospectus supplement relating to the offering may be obtained by contacting Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, New York 11220, Attn: Prospectus Department, Telephone: (800) 831-9146 or J.P. Morgan Securities Inc., Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Telephone: (718) 242-8002.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 74,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the global, U.S., local and homebuilding economic environments, interest rates, risks associated with owning and developing land, availability of resources, competition, market concentration, lack of geographic diversification, availability of financing resources, terms of our indebtedness and our ability to incur additional indebtedness, outcome of legal claims brought against us, ownership changes that could limit our ability to utilize our net operating loss carryforwards, and various governmental rules and regulations, among other matters, more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and in the prospectus supplement referred to above.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225.